EastGroup Properties Announces
Leadership Promotions

JACKSON, MISSISSIPPI, December 16, 2025 − EastGroup Properties, Inc. (NYSE: EGP) (the “Company” or “EastGroup”) today announced a series of leadership promotions to support the Company’s continued long-term growth.

Effective January 1, 2026:
•Reid Dunbar, Head of EastGroup’s Central Region, will become President of the Company,
•Staci Tyler, Chief Administrative Officer and Chief Accounting Officer, will become Chief Financial Officer,
•Brent Wood, Chief Financial Officer, will assume the newly created position of Chief Operating Officer, and
•Michelle Rayner, Controller, will assume the role of Chief Accounting Officer.

“On behalf of the Board, I am delighted to announce these important changes to our management team,” said Marshall Loeb, Chief Executive Officer. “With a combined EastGroup tenure of nearly 70 years, Reid, Staci, Brent and Michelle represent the exceptional talent we have at EastGroup, and their promotions reflect our confidence in their ability to grow and drive shareholder value. We’ve experienced meaningful growth and believe we are well positioned to continue executing our strategy and capitalizing on the strength of our portfolio.”

Mr. Loeb continued, “Reid, Staci, Brent, and Michelle each possess deep institutional knowledge and are proven leaders. Their new roles are a natural evolution that enhances operational alignment across our development, acquisition, financial, and regional functions and ensures we’re well positioned to execute on the opportunities ahead and continue delivering long-term value.”

As President, Mr. Dunbar will work directly with Mr. Loeb and the entire team to oversee capital allocation decisions and play a larger role in corporate strategy and investor relations. Since joining EastGroup in 2017, Mr. Dunbar has led the Central Region, driving consistent portfolio growth and strengthening EastGroup’s development pipeline in some of our fastest-growing markets.

As Chief Financial Officer, Ms. Tyler will lead all aspects of EastGroup’s financial strategy, including capital markets, accounting, financial planning, risk management, and investor relations. As an 18-year veteran of the Company, Ms. Tyler has been instrumental in maintaining the Company’s financial discipline and transparent reporting culture, leading our corporate responsibility functions and developing our investor relations platform.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.EastGroup.net

As Chief Operating Officer, Mr. Wood will take on a new role of overseeing leasing and asset and property management for the Company’s entire portfolio of approximately 65 million square feet. During his nearly 30-year tenure with EastGroup, Mr. Wood has played a central role in shaping the Company’s operational and financial foundation, having served as a regional leader and later as our Chief Financial Officer since 2017.

As Chief Accounting Officer, Ms. Rayner will be responsible for the Company’s accounting function, including financial reporting and Securities and Exchange Commission filings. She joined the Company in 2011 as Assistant Controller, and in 2020, she became Vice President and Controller of the Company. Prior to joining EastGroup, Ms. Rayner served as a Senior Audit Associate with KPMG LLP. Ms. Rayner brings to this position her deep experience in accounting, financial reporting, and forecasting.

Following a successful 25-year tenure with EastGroup, John Coleman, Executive Vice President of EastGroup’s Eastern Region, will retire on June 30, 2026. Upon Mr. Coleman’s retirement, Todd Johnson, Senior Vice President of Florida, will succeed Mr. Coleman as Executive Vice President of the Eastern Region, which includes operations across Florida, Georgia, North Carolina, and South Carolina. After 22 years with Duke Realty, Mr. Johnson served as Senior Vice President for Hillwood Investment Properties for three years until 2024, when he began leading EastGroup’s Florida team. Since joining EastGroup, Mr. Johnson has delivered strong leasing and development results throughout our Florida markets.

“We thank John for his innumerable contributions and his outstanding leadership over the past 25 years. John was pivotal in helping EastGroup develop one of the strongest industrial portfolios in the Eastern U.S. He is leaving behind a strong team to follow in his big footsteps. I will miss John very much both personally and professionally,” said Mr. Loeb.

About EastGroup Properties, Inc.

EastGroup, a member of the S&P Mid-Cap 400 and Russell 2000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in high-growth markets throughout the United States with an emphasis in the states of Texas, Florida, California, Arizona and North Carolina. The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range). The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 65 million square feet.

EastGroup Properties, Inc. press releases are available at www.eastgroup.net.

Forward-Looking Information

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to: international, national, regional and local economic conditions and conflicts; the competitive environment in which the Company operates; fluctuations of occupancy or rental rates; potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions; disruption in supply and delivery chains; increased construction and development costs, including as a result of tariffs or the recent inflationary environment; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all; potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, real estate investment trust (“REIT”) or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance; our ability to maintain our qualification as a REIT; natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes, or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and damage regional economies; the availability of financing and capital, increases in or long-term elevated interest rates, and our ability to raise equity capital on attractive terms; financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; credit risk in the event of non-performance by the counterparties to our interest rate swaps; how and when pending forward equity sales may settle; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; our ability to attract and retain key personnel or lack of adequate succession planning; risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks; pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic; potentially catastrophic events such as acts of war, civil unrest and terrorism; and environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: investor@eastgroup.net